SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED April 22, 1994
(To Prospectus dated January 14, 1994)

                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer


              Mortgage Pass-Through Certificates, Series 1994-13

                                    The Class A-4 Certificates

The Class A-4                       o   This supplement relates to the
certificates represent                  offering of the Class A-4 certificates
obligations of the trust                of the series referenced above. This
only and do not represent               supplement does not contain complete
an interest in or obligation            information about the offering of the
of CWMBS, Inc., Countrywide             Class A-4 certificates. Additional
Home Loans, Inc. or any of              information is contained in the
their affiliates.                       prospectus supplement dated April 22,
                                        1994 prepared in connection with the
This supplement may be                  offering of the offered certificates
used to offer and sell                  of the series referenced above and in
the offered certificates                the prospectus of the depositor dated
only if accompanies by                  January 14, 1994. You are urged to
the prospectus supplement               read this supplement, the prospectus
and the prospectus.                     supplement and the prospectus in full.

                                    o   As of the November 25, 1999, the class
                                        certificate balance of the Class A-4
                                        certificates was approximately
                                        $15,694,869.30.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-4 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 17, 1999


                               THE MORTGAGE POOL

     As of November 1, 1999 (the "Reference Date"), the Mortgage Pool included approximately 697 Mortgage Loans having an aggregate Stated Principal Balance of approximately $108,133,453.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                 As of
                                                           November 1, 1999

Total Number of Mortgage Loans..........................          697
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
   30-59 days...........................................         0.57%
   60-90 days...........................................         0.14%
   91 days or more (excluding pending foreclosures).....         0.00%
                                                                 -----
   Total Delinquencies..................................         0.71%
                                                                 =====
Foreclosures Pending....................................         0.00%
                                                                 -----
Total Delinquencies and foreclosures pending............         0.71%
                                                                 =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. (formerly Countrywide Funding Corporation) will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of conventional mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999 and to approximately $236.4 billion at August 31, 1999. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                               At February 28, (29),                     At August 31,
                                              ---------------------------------------------------------
                                                  1996            1997           1998         1999          1999
                                                  ----            ----           ----         ----          ----
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End(1):
    30-59 days..............................       2.13%         2.26%           2.68%         3.05%        2.87%
    60-89 days..............................       0.48          0.52            0.58          0.21         0.20
    90 days or more (excluding pending
         foreclosures)......................       0.59          0.66            0.65          0.29         0.29
                                                   ----          ----            ----          ----         ----
    Total of delinquencies..................       3.20%         3.44%           3.91%         3.55%        3.36%
                                                   ====          ====            ====          ====         ====
    Foreclosures pending....................       0.49%         0.71%           0.45%         0.31%        0.28%
                                                   ====          ====            ====          ====         ====
    Total delinquencies and foreclosures
         pending............................       3.69%         4.15%           4.36%         3.86%        3.64%
                                                   ====          ====            ====          ====         ====

--------------
(1) As a percentage of the total number of loans serviced excluding loans subserviced for others.

Year 2000 Compliance

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the A-4 Certificates.

                   DESCRIPTION OF THE CLASS A-4 CERTIFICATES

         The Class A-4 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-4 Certificates are Primary Planned Principal Class Certificates. The Planned Balances for the Class A-4 Certificates are set forth in the Principal Balance Schedules in the Prospectus Supplement. The Class A-4 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of November 25, 1999 (the "Certificate Date"), the Class Certificate Balance of the Class A-4 Certificates was approximately $15,694,869, evidencing a beneficial ownership interest of approximately 14.51% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $103,270,839 and evidenced in the aggregate a beneficial ownership interest of approximately 95.50% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $4,862,614, and evidenced in the aggregate a beneficial ownership interest of approximately 4.50% in the Trust Fund. For additional information with respect to the Class A-4 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:

                                              Original Term to Remaining Term to
   Principal                    Adjusted Net    Maturity (in    Maturity (in
   Balance      Mortgage Rate   Mortgage Rate      months)         months)
-------------- ---------------- -------------- --------------  -------------
$73,529,481.86   7.317292114%    7.066042114%       180            111

$34,603,970.92   6.578073459%    6.326823459%       180            112

(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class A-4 Certificates is $15,694,869.30, (ix) interest accrues on the Class A-4 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the scheduled balances for the related Classes and Segments are as set forth in the Principal Balance Schedules, (xii) the closing date of the sale of the Offered Certificates is December 15, 1999, (xiii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiv) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% SPA assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18.0% per annum in month 30 and remaining constant at 18.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-4 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate

                             Balance Outstanding*

                                                     Class A-4
                                             SPA Prepayment Assumption
                                   ---------------------------------------
          Distribution Date          0%      115%      300%      400%      550%
          -----------------          --      ----      ----      ----      ----

Initial Percent.................... 100       100      100       100       100
November 25, 2000..................  49        16       17        17        17
November 25, 2001..................   0         0        0         0         0
November 25, 2002..................   0         0        0         0         0
November 25, 2003..................   0         0        0         0         0
November 25, 2004..................   0         0        0         0         0
November 25, 2005..................   0         0        0         0         0
November 25, 2006..................   0         0        0         0         0
November 25, 2007..................   0         0        0         0         0
November 25, 2008..................   0         0        0         0         0
November 25, 2009..................   0         0        0         0         0
Weighted Average Life (years)**.... 1.0       0.6      0.6       0.6       0.6
--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,493,103 and $100,000 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-4 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

          The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-4 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-4 Certificates.

          On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-4 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          The Class A-4 Certificates will represent qualifying assets under
Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

          The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-4 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-4 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

          The Class A-4 Certificates are currently rated "AAA" by Duff & Phelps Credit Rating Company and "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.



                                   EXHIBIT 1

                              MORTGAGE RATES(1)

                       Number of                          Percent of
                       Mortgage    Aggregate Principal     Mortgage
Mortgage Rates (%)       Loans     Balance Outstanding       Pool
       6.000              3           $   624,734.11         0.58%
       6.125             10             1,728,554.62         1.60%
       6.250             14             2,710,419.83         2.51%
       6.375             12             2,234,984.91         2.07%
       6.500             26             5,804,883.46         5.37%
       6.625             28             6,047,149.52         5.59%
       6.750             71            15,453,244.47        14.29%
       6.875             45             9,252,857.39         8.56%
       7.000             71            14,823,905.43        13.71%
       7.125             27             6,040,779.46         5.59%
       7.250             49            11,346,057.19        10.49%
       7.375             26             6,294,137.23         5.82%
       7.500             29             5,159,037.85         4.77%
       7.625             63             7,382,874.48         6.83%
       7.750            100             6,313,260.20         5.84%
       7.875             60             3,916,312.48         3.62%
       8.000             43             2,157,342.85         2.00%
       8.125              9               442,375.14         0.41%
       8.250              8               287,766.07         0.27%
       8.375              1                66,699.20         0.06%
       8.500              1                30,335.10         0.03%
       8.750              1                15,741.79         0.01%
------------------------------------------------------------------
Total                   697         $ 108,133,452.78       100.00%
==================================================================
(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.09% per annum.



                CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
                                 Number of
                                 Mortgage        Aggregate      Percent of
        Current Mortgage           Loans     Principal Balance   Mortgage
          Loan Amounts                          Outstanding        Pool
  $0   --     $50,000               160      $ 4,613,235.70       4.27%
  $50,001  --    $100,000           104        7,305,759.85       6.76%
  $100,001  --    $150,000           42        5,331,697.24       4.93%
  $150,001  --    $200,000          185       32,419,832.68      29.98%
  $200,001  --    $250,000          105       23,384,216.67      21.63%
  $250,001  --    $300,000           43       11,642,464.80      10.77%
  $300,001  --    $350,000           21        6,826,739.97       6.31%
  $350,001  --    $400,000           13        4,836,665.04       4.47%
  $400,001  --    $450,000            8        3,440,874.85       3.18%
  $450,001  --    $500,000            8        3,742,925.20       3.46%
  $500,001  --    $550,000            3        1,558,073.47       1.44%
  $550,001  --    $600,000            3        1,692,402.96       1.57%
  $600,001  --    $650,000            1          639,586.09       0.59%
  $650,001  --    $750,000            1          698,978.26       0.65%
-----------------------------------------------------------------------
Total                               697     $108,133,452.78     100.00%
=======================================================================
(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $155,141.25.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)

  Original Loan-to-Value     Number of      Aggregate Principal      Percent of
        Ratios (%)            Mortgage      Balance Outstanding        Mortgage
                                Loans                                     Pool
50.00 and below                 273         $  21,385,753.40             19.78%
 50.01 to 55.00                  53             8,212,283.80              7.59%
 55.01 to 60.00                  68            11,362,251.99             10.51%
 60.01 to 65.00                  43            11,213,942.38             10.37%
 65.01 to 70.00                  62            13,765,294.52             12.73%
 70.01 to 75.00                  60            13,255,423.27             12.26%
 75.01 to 80.00                 109            23,637,401.51             21.86%
 80.01 to 85.00                   6             1,057,279.71              0.98%
 85.01 to 90.00                  23             4,243,822.20              3.92%
-------------------------------------------------------------------------------
Total                           697         $ 108,133,452.78            100.00%
===============================================================================
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 63.30%.

                   DOCUMENTATION PROGRAM FOR MORTGAGE LOANS
                             Number of                              Percent of
                             Mortgage       Aggregate Principal      Mortgage
     Type of Program           Loans        Balance Outstanding        Pool
Full                            229            $51,816,798.08         47.92%
Alternative                     142             31,437,409.53         29.07%
Reduced                          44              6,331,791.58          5.86%
Streamlined                     282             18,547,453.59         17.15%
=============================================================================
Total                           697          $ 108,133,452.78        100.00%
=============================================================================

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

          State              Number of      Aggregate Principal    Percent of
                           Mortgage Loans   Balance Outstanding     Mortgage
                                                                      Pool
California                   361            $  47,426,049.49         43.86%
Connecticut                   11                2,293,259.23          2.12%
Florida                       17                3,399,520.77          3.14%
Illinois                      28                4,563,702.89          4.22%
Indiana                        9                2,214,874.36          2.05%
Massachusetts                 31                6,033,679.16          5.58%
New Jersey                    23                3,750,867.29          3.47%
New York                      34                6,996,122.12          6.47%
Pennsylvania                  17                2,920,720.95          2.70%
Texas                         27                4,633,617.73          4.29%
Virginia                      11                2,513,198.85          2.32%
Washington                    12                2,789,698.32          2.58%
Other (less than 2%)         116               18,598,141.62         17.20%
===========================================================================
Total                        697            $ 108,133,452.78        100.00%
===========================================================================
(1) Other includes 32 other states and the District of Columbia, with under 2% concentration individually.

                       Types of Mortgaged Properties

                                 Number of
                                 Mortgage        Aggregate      Percent of
                                   Loans     Principal Balance   Mortgage
         Property Type                          Outstanding        Pool
Single Family                       600        $90,617,293.62      83.80%
Condominium                          20          1,753,490.36       1.62%
2-4 Family                            1             48,101.28       0.04%
Planned Unit Development             76         15,714,567.52      14.53%
-------------------------------------------------------------------------
Total                               697       $108,133,452.78     100.00%
=========================================================================

                           PURPOSE OF MORTGAGE LOAN

       Loan Purpose          Number of      Aggregate Principal    Percent of
                           Mortgage Loans   Balance Outstanding     Mortgage
                                                                      Pool
Purchase                         52          $ 11,737,439.03         10.85%
Refinance (rate/term)           571            80,799,174.73         74.72%
Refinance (cash out)             74            15,596,839.02         14.42%
---------------------------------------------------------------------------
Total                           697          $108,133,452.78        100.00%
===========================================================================

                              OCCUPANCY TYPES(1)
Occupancy                   count              Balance              percent
Primary Residence            689           $106,641,366.86           98.62%
Second Residence               8              1,492,085.92            1.38%
---------------------------------------------------------------------------
Total                        697           $108,133,452.78          100.00%
===========================================================================
(1) Based upon representations of the related Mortgagors at the time of origination.


                         ORIGINAL TERMS TO MATURITY(1)

                             Number of                              Percent of
Original Term to Maturity    Mortgage       Aggregate Principal      Mortgage
         (Months)             Loans         Balance Outstanding        Pool
           113                  16             $ 2,922,016.56          2.70%
           112                 348              60,526,617.05         55.97%
           111                 266              35,947,712.40         33.24%
           110                  28               5,333,294.45          4.93%
           109                   9               1,799,224.64          1.66%
           108                   1                 187,088.50          0.17%
           107                   1                 199,242.19          0.18%
           106                   1                 211,513.75          0.20%
           102                   1                 234,373.44          0.22%
            88                   1                  18,873.74          0.02%
            87                   2                 116,753.27          0.11%
            84                   1                  60,199.94          0.06%
            78                   1                  39,226.44          0.04%
            75                   1                  34,640.48          0.03%
            52                  12                 241,400.48          0.22%
            51                   8                 261,275.45          0.24%
------------------------------------------------------------------------------
Total                          697            $108,133,452.78        100.00%
==============================================================================
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 111 months.

                                   EXHIBIT 2

          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-13
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1                  0.00    6.500000%             0.00          0.00            0.00       0.00       0.00
                        A2                  0.00    6.500000%             0.00          0.00            0.00       0.00       0.00
                        A3                  0.02    6.500000%             0.00          0.00            0.00       0.00       0.00
                        A4         16,623,616.99    6.500000%       928,747.69     90,044.59    1,018,792.28       0.00       0.00
                        A5         13,380,991.50    6.500000%        87,532.51     72,480.37      160,012.88       0.00       0.00
                        A6          1,048,000.00    6.500000%             0.00      5,676.67        5,676.67       0.00       0.00
                        A7         18,713,000.00    6.500000%             0.00    101,362.08      101,362.08       0.00       0.00
                        A8          7,628,440.38    6.500000%             0.00     41,320.72       41,320.72       0.00       0.00
                        A9                  0.07    6.500000%             0.00          0.00            0.00       0.00       0.00
                        A10         4,373,607.40    6.500000%         6,855.66     23,690.37       30,546.03       0.00       0.00
                        A11         3,014,930.96    6.500000%         2,929.36     16,330.88       19,260.23       0.00       0.00
                        A12         1,389,037.96    6.500000%             0.00      7,523.96        7,523.96       0.00       0.00
                        A13           650,000.00    6.500000%             0.00      3,520.83        3,520.83       0.00       0.00
                        A14        10,645,127.76    5.912000%             0.00     52,445.00       52,445.00       0.00       0.00
                        A15         4,914,315.37    7.773684%             0.00     31,835.28       31,835.28       0.00       0.00
                        A16        20,992,917.00    6.500000%             0.00    113,711.63      113,711.63       0.00       0.00
                        PO            928,816.55    0.000000%         6,878.85          0.00        6,878.85       0.00       0.00
Residual                AR                980.79    6.500000%             0.00          5.46            5.46       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
Subordinate             M           2,968,052.33    6.500000%        23,347.35     16,076.95       39,424.30       0.00       0.00
                        B1          1,348,923.37    6.500000%        10,610.92      7,306.67       17,917.59       0.00       0.00
                        B2            584,192.26    6.500000%         4,595.38      3,164.37        7,759.76       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        109,204,950.70     -            1,071,497.72    586,495.83    1,657,993.55     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1                  0.00              0.00
                                A2                  0.00              0.00
                                A3                  0.02              0.00
                                A4         15,694,869.30              0.00
                                A5         13,293,458.99              0.00
                                A6          1,048,000.00              0.00
                                A7         18,713,000.00              0.00
                                A8          7,628,440.38              0.00
                                A9                  0.07              0.00
                                A10         4,366,751.74              0.00
                                A11         3,012,001.60              0.00
                                A12         1,389,037.96              0.00
                                A13           650,000.00              0.00
                                A14        10,645,127.76              0.00
                                A15         4,914,315.37              0.00
                                A16        20,992,917.00              0.00
                                PO            921,937.70              0.00
Residual                        AR                980.79              0.00
--------------------------------------------------------------------------------
Subordinate                     M           2,944,704.98              0.00
                                B1          1,338,312.45              0.00
                                B2            579,596.87              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        108,133,452.98     -
--------------------------------------------------------------------------------

                             Payment Date: 11/25/99


          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-13
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1              0.00     6.500000% 126690J72     0.000000      0.000000      0.000000
                           A2              0.00     6.500000% 126690J80     0.000000      0.000000      0.000000
                           A3              0.02     6.500000% 126690J98     0.000000      0.000000      0.000001
                           A4     16,623,616.99     6.500000% 126690K21    45.991269      4.458978    777.204581
                           A5     13,380,991.50     6.500000% 126690K39     3.414171      2.827068    518.506084
                           A6      1,048,000.00     6.500000% 126690K47     0.000000      5.416667  1,000.000000
                           A7     18,713,000.00     6.500000% 126690K54     0.000000      5.416667  1,000.000000
                           A8      7,628,440.38     6.500000% 126690K62     0.000000      1.157605    213.711735
                           A9              0.07     6.500000% 126690K70     0.000000      0.000000      0.000008
                           A10     4,373,607.40     6.500000% 126690K88     0.987847      3.413598    629.214948
                           A11     3,014,930.96     6.500000% 126690K96     0.292497      1.630642    300.749037
                           A12     1,389,037.96     6.500000% 126690L20     0.000000      0.750145    138.488331
                           A13       650,000.00     6.500000% 126690L38     0.000000      5.416667  1,000.000000
                           A14    10,645,127.76     5.912000% 126690L46     0.000000      4.721372    958.329831
                           A15     4,914,315.37     7.773684% 126690L53     0.000000      6.208127    958.329830
                           A16    20,992,917.00     6.500000% 126690L61     0.000000      5.312635    980.794104
                           PO        928,816.55     0.000000% 126690L79     4.222581      0.000000    565.931275
Residual                   AR            980.79     6.500000% N/A           0.000000      5.463685    980.790000
------------------------------------------------------------------------------------------------------------------------
Subordinate                M       2,968,052.33     6.500000% 126690L95     5.656285      3.894910    713.404032
                           B1      1,348,923.37     6.500000% 126690M29     5.656285      3.894910    713.404040
                           B2        584,192.26     6.500000% N/A           5.249192      3.614586    662.059079
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     109,204,950.70       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 1994-13
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Aggregated stated principal balance  108,133,452.78   108,133,452.78
Aggregated loan count                           697              697
Aggregated average loan rate              7.081343%             7.08
Aggregated prepayment amount             304,533.29       304,533.29

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Monthly master servicing fees             22,705.61        22,705.61
Monthly sub servicer fees                      0.00             0.00
Monthly trustee fees                         113.76           113.76


Aggregate advances                              N/A              N/A
Advances this periods                      9,507.89         9,507.89

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                             Total
                                                             -----
Net realized losses (this period)              0.00             0.00
Cumulative losses (from Cut-Off)          51,577.00        51,577.00

Coverage Amounts                                             Total
----------------                                             -----
Bankruptcy                               100,000.00       100,000.00
Fraud                                          0.00             0.00
Special Hazard                         1,493,103.00     1,493,103.00


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior           95.545686%            98.642036%            104,303,782.74
   -----------------------------------------------------------------------------
   Junior            4.454314%             1.357964%              4,862,614.31
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                           4                   618,377.51
60 to 89 days                           1                   159,088.89
90 or more                              0                         0.00
Foreclosure                             0                         0.00

Totals:                                 5                   777,466.40
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            1,657,993.55          1,657,993.55
Principal remittance amount            1,071,497.72          1,071,497.72
Interest remittance amount               586,495.83            586,495.83